Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Bright Health Company of Arizona	Arizona
Bright Health Company of California, Inc.	California
Bright Health Company of Georgia	Georgia
Bright Health Company of North Carolina	North Carolina
Bright Health Company of South Carolina, Inc.	South Carolina
NeueHealth, Inc.	Delaware
Bright Health Insurance Company	Colorado
Bright Health Insurance Company of Florida	Florida
Bright Health Insurance Company of Illinois	Illinois
Bright Health Insurance Company of New York	New York
Bright Health Insurance Company of Ohio, Inc.	Ohio
Bright Health Insurance Company of Tennessee	Tennessee
Bright Health Management, Inc.	Delaware
Bright Health Services, Inc.	Delaware
Bright HealthCare Insurance Company of Texas (1)	Texas
Centrum Health IP, LLC	Delaware
Centrum Medical Center – Airport, LLC	Florida
Centrum Medical Center – East Hialeah, LLC	Florida
Centrum Medical Center – West Hialeah, LLC	Florida
Centrum Medical Center – Miami Gardens, LLC	Florida
Centrum Medical Center – South Dade, LLC	Florida
Centrum Medical Center - Westchester, LLC	Florida
Centrum Medical Center – Little Havana 27 Ave, LLC	Florida
Centrum Medical Center – Little Havana 12 Ave, LLC	Florida
Centrum Medical Centers of Coral Springs, LLC	Florida
Centrum Medical Centers of Margate, LLC	Florida
Centrum Medical Centers of Davie, LLC	Florida
Centrum Medical Centers of Hallandale, LLC	Florida
Centrum Medical Centers of Lighthouse Point, LLC	Florida
Centrum Medical Centers of Fort Lauderdale, LLC	Florida
Centrum Medical Centers of Sheridan, LLC	Florida
Centrum Medical Centers of Miramar, LLC	Florida
Centrum Medical Center - Homestead, LLC	Florida
Centrum Medical Group, PLLC	Texas
Centrum Medical Holdings of Texas, LLC	Delaware
Centrum Medical Holdings, LLC	Delaware
Centrum Pharmacy, LLC	Delaware
Centrum Specialty Network, LLC	Florida

Centrum Specialty Network, LLC	Florida
Med Care Centers, LLC	Florida
Med Care Express, LLC	Florida
Med Plan Clinic, LLC	Florida
Medcare Quality Medical Centers, LLC	Florida
Medical Practice Holding Company, LLC	Delaware
Medical Practice Holding Company II, LLC	Delaware
Medlife Wellness Centers, LLC	Florida
NeueHealth Accountable Care, LLC	Delaware
NeueHealth Advantage ACO, LLC	Delaware
NeueHealth LLC	Delaware
NeueHealth Networks of Texas, Inc.	Texas
NeueHealth Community ACO, LLC	Delaware
NeueHealth Collaborative Care, LLC	Delaware
NeueHealth Partner Services, LLC	Delaware
NeueHealth Partners of California, LLC	Delaware
NeueHealth Partners of Central Florida, LLC	Delaware
NeueHealth Partners of Florida RBE, LLC	Delaware
NeueHealth Partners of Florida, LLC	Florida
NeueHealth Partners Texas RBE, LLC	Delaware
NeueHealth Partners, LLC	Delaware
NeueHealth Premier ACO, LLC	Delaware
Premier Medical Associates of Florida Healthcare, P.A.	Delaware
Premier Medical Associates of Florida, LLC	Delaware
Premier Specialty Care, LLC	Delaware
True Health New Mexico, Inc.	New Mexico
Quantum Inpatient Medical Services, LLC	Delaware

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(1)    On November 29, 2023, BrightHealthcare Insurance Company of Texas was placed into liquidation and the Texas Department of Insurance was appointed as receiver. The financial results of BrightHealthcare Insurance Company of Texas are included in the NeueHealth, Inc.’s consolidated results through November 28, 2023, the day prior to the date of the receivership.